UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2008

AMCORE FINANCIAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2008, the Board of Directors of AMCORE Financial, Inc. (the “Board”) elected William R. McManaman, Chief Executive Officer (CEO), as Chairman of the Board of Directors of the Company, succeeding Kenneth E. Edge. Mr. Edge announced his retirement as Chairman immediately preceding the Company’s Annual Meeting of Stockholders after serving as Chairman of the Board since January 2003. Mr. McManaman currently serves on the Executive Committee and Investment Committee of the Board of Directors and was previously the Company’s designated financial expert of the Board’s Audit Committee until his appointment as CEO on February 25, 2008.

In connection with the foregoing, the Company issued a press release, which is attached as Exhibit 99.1 hereto.

The Board also announced that James S. Waddell has elected to retire from AMCORE Financial, Inc. as Chief Administrative Officer and Corporate Secretary effective May 15, 2008 following 16 years of service with the Company. Lori Burke, Executive Vice President, Administrative Services, will assume his administrative duties, and Guy Francesconi, Executive Vice President and General Counsel, will assume the role of Corporate Secretary.

In connection with the foregoing, the Company issued a press release, which is attached as Exhibit 99.2 hereto.

ITEM 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 6, 2008.
99.2	Press Release, dated May 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 6, 2008	AMCORE Financial, Inc.

(Registrant)

/s/ Judith Carré Sutfin
Judith Carré Sutfin
(Duly authorized officer of the registrant and principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 6, 2008.
99.2	Press Release, dated May 6, 2008